UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 24, 2005 (April 11, 2005)

GLOBAL POWER EQUIPMENT GROUP INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-16501	73-1541378
(Commission File Number)	(IRS Employer Identification No.)

6120 S. Yale, Suite 1480, Tulsa, Oklahoma	74136
(Address of Principal Executive Offices)	(Zip Code)

(918) 488-0828

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A amends the Current Report on Form 8-K filed on April 15, 2005, by Global Power Equipment Group Inc. (the “Company”, “we” or “our”) to include the historical financial statements of Williams Industrial Services Group (“WISG”) and the related pro forma financial information of the Company, in accordance with Item 9.01 of Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Set forth below are the financial statements appearing in this report:

WILLIAMS INDUSTRIAL SERVICES GROUP

(b) Pro Forma Financial Information.

Set forth below is the pro forma financial information appearing in this report:

GLOBAL POWER EQUIPMENT GROUP INC.

INDEX TO UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL STATEMENTS

2

(c) Exhibits.

The following documents are included as exhibits to this Form 8-K. Those exhibits below incorporated by reference herein are indicated as such by the information supplied in the parenthetical thereafter. If no parenthetical appears after an exhibit, such exhibit is filed herewith.

2.1	Purchase Agreement dated November 23, 2004, between the Company and Williams Group International LLC (filed as Exhibit 2 to the Company’s Current Report on Form 8-K dated November 23, 2004).

2.2	Amendment to Purchase Agreement dated April 11, 2005, among the Company, Williams Industrial Services Group, L.L.C. and Williams Group International LLC (filed as Exhibit 2.2 to the Company’s Current Report on Form 8-K dated April 11, 2005).

23.1	Consent of Independent Registered Public Accounting Firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL POWER EQUIPMENT GROUP INC.

Date: June 24, 2005	By:	/s/ Candice L. Cheeseman
Candice L. Cheeseman
General Counsel and Secretary

3

Report of Independent Registered Public Accounting Firm

Member and Board of Managers

Williams Industrial Services Group

We have audited the accompanying combined balance sheets of William Industrial Services Group (WISG), a wholly-owned subsidiary of Williams Group International, LLC, as of March 31, 2005 and 2004, and the related combined statements of income, member’s capital, and cash flows for each of the three years in the period ended March 31, 2005. These financial statements are the responsibility of WISG’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. WISG is not required to have, nor were we engaged to perform, an audit of internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of WISG’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of William Industrial Services Group as of March 31, 2005 and 2004, and the results of its operations and its cash flows for each of the three years in the period ended March 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO Seidman, LLP

Atlanta, Georgia

May 22, 2005

Williams Industrial Services Group

Combined Balance Sheets

(Dollars in thousands)

March 31,	2005	2004
Assets

Current assets
Contracts receivable, net of allowances of $179 and $516 (Note 6)	$17,993	$15,110
Costs and estimated earnings in excess of billings on contracts in progress (Notes 3 and 6):
Fixed-price and unit price contracts	757	524
Cost-plus and cost-plus incentive contracts	2,916	2,123
Insurance claims receivable (Note 9)	593	210
Other current assets	700	114

Total current assets	22,959	18,081

Insurance claims receivable, less current portion (Note 9)	1,597	1,229

Equipment, net (Note 4)	215	290

Total assets	$24,771	$19,600

See accompanying notes to combined financial statements.

Williams Industrial Services Group

Combined Balance Sheets, continued

(Dollars in thousands)

March 31,	2005	2004
Liabilities and Member’s Capital

Current liabilities
Bank overdrafts	$2,208	$1,950
Accounts payable	2,393	3,013
Accrued payroll and benefits (Note 10)	6,708	5,395
Accrued insurance claims (Note 9)	2,118	2,411
Billings in excess of costs and estimated earnings on contracts in progress (Notes 3 and 6):
Fixed-price and unit price contracts	895	937
Cost-plus and cost-plus incentive contracts	270	190
Other accrued liabilities	656	45

Total current liabilities	15,248	13,941

Accrued insurance claims, less current portion (Note 9)	3,755	3,654

Total liabilities	19,003	17,595

Commitments and contingencies (Notes 3, 5, 11 and 12)

Member’s capital (Note 1)	5,768	2,005

Total liabilities and member’s capital	$24,771	$19,600

See accompanying notes to combined financial statements.

Williams Industrial Services Group

Combined Statements of Income

(Dollars in thousands)

Years ended March 31,	2005	2004	2003
Revenues (Note 6)	$140,349	$160,957	$201,548

Cost of revenues	121,857	142,471	179,711

Gross margin	18,492	18,486	21,837

Other operating costs and expenses
Direct selling, general and administrative expenses (Note 7)	3,453	3,765	3,809
Allocated selling, general and administrative expenses from Parent Company (Note 7)	1,742	1,704	1,667
Impairment of goodwill (Note 2)	—	863	—

Total other operating costs and expenses	5,195	6,332	5,476

Income before provision for income taxes	13,297	12,154	16,361

Provision for income taxes (Note 8)	5,336	5,280	6,564

Net income	$7,961	$6,874	$9,797

See accompanying notes to combined financial statements.

Williams Industrial Services Group

Combined Statements of Member’s Capital

(Dollars in thousands)

Member’s Capital
Balance, April 1, 2002	$8,374
Net income	9,797
Dividends deemed paid to Parent Company	(10,372)

Balance, March 31, 2003	7,799
Net income	6,874
Dividends deemed paid to Parent Company	(12,668)

Balance, March 31, 2004	2,005
Net income	7,961
Dividends deemed paid to Parent Company	(4,198)

Balance, March 31, 2005	$5,768

See accompanying notes to combined financial statements.

Williams Industrial Services Group

Combined Statements of Cash Flows

(Dollars in thousands)

Years ended March 31,	2005	2004	2003
Operating activities
Net income	$7,961	$6,874	$9,797
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	38	59	68
Impairment of goodwill	—	863	—
Loss on disposal of equipment	68	38	—
Changes in operating assets and liabilities:
Contracts receivable, net	(2,883)	8,340	(3,580)
Costs and estimated earnings in excess of billings on contracts in progress	(1,026)	1,413	(2,419)
Insurance claims receivable	(751)	452	(461)
Other current assets	(586)	777	(258)
Bank overdrafts and accounts payable	(362)	1,658	949
Accrued payroll and benefits	1,313	(6,144)	3,401
Other accrued liabilities	611	(502)	448
Accrued self-insurance liabilities	(192)	(266)	1,007
Billings in excess of costs and estimated earnings on contracts in progress	38	(803)	1,546

Net cash provided by operating activities	4,229	12,759	10,498

Investing activity
Purchases of equipment	(31)	(91)	(126)

Financing activity
Dividends deemed paid to Parent Company	(4,198)	(12,668)	(10,372)

Net change in cash	—	—	—
Cash and cash equivalents, at beginning of year	—	—	—

Cash and cash equivalents, at end of year	$—	$—	$—

Supplemental Disclosure of Cash Flow Information
Interest paid - net (Note 5)	—	—	—
Taxes deemed paid to Parent Company - net (Note 8)	$5,336	$5,280	$6,564

See accompanying notes to combined financial statements.

Williams Industrial Services Group

Notes to Combined Financial Statements

(Dollars in thousands)

1. Nature of Organization and Business

Combined Operations

The accompanying combined financial statements of Williams Industrial Services Group (“WISG” or the “Companies”) include the accounts of Williams Specialty Services, Williams Plant Services and Williams Industrial Services.

Prior to January 1, 2004, Williams Specialty Services and Williams Plant Services were operating divisions of Williams Service Group, Inc., a subsidiary of Williams Group International, LLC (the “Parent Company” and formerly Williams Group International, Inc.). To present the comparative financial position, results of operations, and changes in cash flows for all accounts comprising WISG in the accompanying combined financial statements before January 1, 2004, the accounts of Williams Specialty Services and Williams Plant Services were carved out and separated from other accounts belonging to Williams Service Group, Inc. that were unrelated to the operations of these two divisions during the period beginning April 1, 2002 and ending on December 31, 2003 (the “carve out period”).

During fiscal 2004, each of the divisions (Williams Specialty Services and Williams Plant Services) and the Parent’s subsidiary (Williams Industrial Services) were converted to limited liability companies (“LLC’s”). Member’s capital includes net assets of the divisions prior to their conversion to LLC’s and equity in the Parent’s subsidiary prior to its conversion to an LLC.

The combined financial statements of WISG are presented as if the legal entities had been established on April 1, 2002 and continuously operated as a combined group through March 31, 2005. All intercompany transactions have been eliminated.

Williams Industrial Services Group

Notes to Combined Financial Statements

(Dollars in thousands)

Companies’ Activities and Operating Cycles

The Companies conduct their business in accordance with the provisions of their operating agreements. The Companies operate in one segment in accordance with the aggregation criteria defined in Statement of Financial Accounting Standards No. 131; “Disclosures about Segments of an Enterprise and Related Information” as each of the combined entities possess similar economic characteristics and use similar methods to provide their services to a similar customer base. The Companies provide a wide range of specialized industrial services throughout the United States, primarily to the nuclear, fossil and hydro power generation industries, pulp and paper manufacturers, and as a subcontractor to prime contractors performing demolition of buildings containing hazardous materials for governmental agencies, principally the Department of Energy.

The primary services provided by the Companies are industrial coatings, corrosion control, machinery and equipment installation, mechanical and structural repair, general maintenance and related engineering services. The work is performed under fixed-price, cost-plus, unit-price and cost-plus incentive contracts. The length of contracts varies but is typically less than one year, although some cost-plus contracts may be for periods up to three years with options for further extensions.

Approximately 75% of the Companies’ employees belong to unions. The Companies have collective bargaining agreements for these employees, which expire in the future at either specified dates, upon written notice by one party or upon completion of certain ongoing projects. 96% of these collective bargaining agreements expire within the next twelve months, which includes 52% that are renewed annually unless canceled by one of the parties with 60-day notice.

Fiscal Periods

All references herein to “2005” “2004” and “2003” mean the fiscal years ended March 31, 2005, 2004 and 2003, respectively.

Williams Industrial Services Group

Notes to Combined Financial Statements

(Dollars in thousands)

2. Summary of Significant Accounting Policies

Accounting Estimates

The preparation of the combined financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. The Companies evaluate their estimates on an on-going basis, including those related to bad debts and the associated allowance for doubtful accounts and profit assumptions on percentage-of-completion contracts. The Companies base their estimates on historical experience and various other assumptions that are believed to be reasonable. Actual results could differ from those estimates.

Management made numerous accounting assumptions to carve out the accounts of Williams Specialty Services and Williams Plant Services from Williams Service Group, Inc. in 2004 and 2003. See Note 7 to these combined financial statements.

Revenue Recognition

In general, the Companies recognize revenue at the time the services are performed. On cost reimbursable contracts, revenue is recognized as costs are incurred and includes applicable fees earned through the date services are provided.

For other than cost reimbursable contracts, revenues are recorded using the percentage-of-completion method in accordance with AICPA Statement of Position No. 81-1, “Accounting for Performance of Construction–Type and Certain Production–Type Contracts,” by relating contract costs incurred to date to the total estimated contract costs at completion. Contract costs include both direct and indirect project costs. Direct costs on contracts include labor and associated payroll taxes and benefits and, to a lesser extent, materials and equipment rentals. Indirect costs on contracts include on-site administrative support, supplies and utilities associated with the job site. Contract losses are provided for in their entirety in the period they become known without regard to the percentage-of-completion. As a contract progresses, estimates of total revenues and costs are reviewed and revised by management when necessary. The cumulative effect of the revisions to the estimates is included in operations when determined. Incentives on all contracts are recognized when they are earned.

Williams Industrial Services Group

Notes to Combined Financial Statements

(Dollars in thousands)

Costs and estimated earnings in excess of billings on contracts in progress represent revenues recognized in excess of amounts billed to date. Billings in excess of costs and estimated earnings on contracts in progress represent billings in excess of revenues recognized to date.

Cash and Cash Equivalents

The Parent Company collects cash as the Companies receive it from their customers and provides cash as needed to support the operations of the Companies. Consequently, the accompanying combined financial statements do not include any cash balances. The Parent Company maintains a line of credit to finance operations of all of its subsidiaries.

Because the Companies have historically generated and transferred more cash to the Parent Company than they needed from the Parent Company to operate their businesses, the Companies have treated such excess cash transferred to the Parent Company as dividends.

Contracts Receivable

Contracts receivable are recorded at the time the customer is billed under the legally binding terms of the contract with the customer.

The Companies generally begin reserving for doubtful receivables when the balances become 120 days old and fully reserve for any such balances that are 365 days old. Based upon management’s knowledge of the customers and the status of the projects, the reserve for doubtful accounts could be adjusted to increase the reserve for any receivable whose collectibility is uncertain regardless of the age of the receivable. Likewise, management may conclude that no reserves for doubtful accounts are required under some circumstances even if the amounts are over 365 days old.

Generally, receivables are not charged off until management believes that the write off is justified due to disagreements with customers or to maintain good customer relations. When management does not believe that a write off is justified, the receivables remain on the balance sheet until a settlement of a formal claim against the customer has been negotiated or arbitrators or a court with jurisdiction has issued an award. When it becomes necessary to pursue collection of claims against customers, management continuously evaluates the amounts that will most likely be collected and reserves for those claims are adjusted as necessary to reflect estimates of the ultimate amounts that will be collected.

Williams Industrial Services Group

Notes to Combined Financial Statements

(Dollars in thousands)

Equipment

Equipment is stated at cost. Upon retirement or sale of equipment, the net book value is removed from the accounts and any gain or loss is recognized in income. Expenditures for maintenance and repairs are charged to expense and renewals and improvements are capitalized.

The Companies provide depreciation for financial reporting purposes over the estimated useful lives of the assets using the straight-line method. The useful lives used for computation of depreciation range from 2 to 7 years.

Goodwill

The adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, required the Companies to perform an initial assessment of all goodwill for impairment as of March 31, 2003. Williams Industrial Services was the only entity that carried goodwill on its separate balance sheet as of March 31, 2003. In this initial impairment assessment, management compared the fair value of Williams Industrial Services with its carrying value. The fair value was determined based on discounted future cash flows that were consistent with its internal planning. Based on management’s analysis of fair value, no impairment indicators were noted in 2003. As of March 31, 2003, the Companies had goodwill related to Williams Industrial Services of approximately $863, which was net of accumulated amortization of $547. In the 2004 annual impairment assessment, management determined, primarily due to decreased sales, that the discounted future cash flows of Williams Industrial Services were insufficient to justify the goodwill carrying value and an impairment loss of $863 was recognized in that fiscal year.

Insurance Liability

The Companies were primarily insured for workers compensation and general liability costs under large deductible paid loss insurance policies that were provided by the Parent Company from April 1, 2002 until January 13, 2005, at which time the Companies contracted for one year directly with an insurance company for the necessary coverages. The provisions of the policies provide a $250 per occurrence deductible or self-insurance retention in all states where the Companies conduct business except for Washington, West Virginia and Ohio, which are known as “monopolistic” (insurance) states.

Williams Industrial Services Group

Notes to Combined Financial Statements

(Dollars in thousands)

In monopolistic states, the Companies pay fixed premiums into state-controlled workers compensation plans and have no additional exposure for prior claims. From time to time, the monopolistic states adjust future insurance premiums to reflect the state’s overall payments of claims for all participants in the plans and the states could increase premiums if the actual loss experiences are more adverse than expected or they could issue refunds of prior premiums if the actual loss experiences are more favorable. The Companies accrue and pay liabilities for workers compensation insurance premiums in monopolistic states at the rates per hour prescribed by the states for the type of work performed.

For all general liability claims and workers compensation claims in non-monopolistic states, the Companies use a case-by-case approach to estimate the ultimate liabilities and recognize expenses for open claims and potential reopened claims up to the self-insurance retention for each case with an additional provision for claims incurred but not reported. The Companies recognize expenses for administrative costs associated with the self-insurance retention and for the insurance premiums associated with the coverage in excess of the self-insurance retention as man-hours are worked.

For workers compensation insurance in all non-monopolistic states and general liability insurance in all states where the Companies do business, either the Parent Company or WISG contract with insurance companies to provide certificates of insurance and to pay all claims. To the extent of the self-insurance retention, either the Parent Company or WISG is obligated to reimburse the insurance companies for all claims paid. Upon providing the certificates, the insurance companies require the Parent Company or WISG to post collateral in the form of standby letters of credit issued in favor of the insurance companies to guarantee payment of each claim up to the self-insurance retention.

Williams Industrial Services Group

Notes to Combined Financial Statements

(Dollars in thousands)

The Parent Company has paid and will continue to pay losses up to the limits of the self-insurance retention on all claims arising prior to January 13, 2005 pertaining to its subsidiaries, including WISG, on a “pay when paid” basis as the Parent Company receives bills from the insurance companies for payments they made to injured parties on claims. On January 13, 2005, the Companies contracted directly for workers compensation and general liability insurance and began paying and will continue to pay losses up to the limits of the self-insurance retention as bills are received from the insurance company for payments it made to injured parties on claims arising on and after that date. In preparing the combined financial statements, self-insurance expenses and liabilities have been determined based on an estimate of the Companies’ share of the Parent Company’s expenses and liabilities, including a provision for claims incurred but not reported. Receivables for expected insurance recoveries are included within current assets in the accompanying combined balance sheets.

Income Taxes

The Companies’ accounts were included in the Parent Company’s consolidated federal income tax return and the consolidated income tax provision or benefit was allocated to each subsidiary or division in the consolidated group as if the subsidiary/division filed on a separate-company basis. On March 31, 2004, the Parent Company converted from a corporation subject to federal and state income taxes to a Georgia limited liability company, which pays no taxes but passes through all taxable income and deductions to its members, who are now responsible for all tax consequences of the Parent Company’s consolidated operations after March 31, 2004.

The accompanying combined financial statements do not include current income tax liabilities or deferred income tax accounts because the Companies are “disregarded entities” and are deemed to have immediately paid the Parent Company for all current or deferred income tax expense or immediately received payment from the Parent Company for any current or deferred income tax benefits and, accordingly, are treated as capital transactions.

Williams Industrial Services Group

Notes to Combined Financial Statements

(Dollars in thousands)

3. Costs and Earnings on Contracts In Progress

Costs, estimated earnings and billings on contracts in progress include the following at March 31:

	2005	2004
Costs incurred on contracts in progress	$23,107	$48,068
Estimated earnings	2,298	6,559

	25,405	54,627
Billings to date	(22,897)	(53,107)

	$2,508	$1,520

The above net amounts are included in the accompanying combined balance sheets under the following captions at March 31:

	2005	2004
Costs and estimated earnings in excess of billings on contracts in progress:
Fixed-price and unit price contracts	$757	$524
Cost-plus and cost-plus incentive contracts	2,916	2,123
Billings in excess of costs and estimated earnings on contracts in progress:
Fixed-price and unit price contracts	(895)	(937)
Cost-plus and cost-plus incentive contracts	(270)	(190)

	$2,508	$1,520

Williams Industrial Services Group

Notes to Combined Financial Statements

(Dollars in thousands)

4. Equipment, net

Equipment consists of the following at March 31:

	2005	2004
Operating equipment	$1,579	$1,550
Furniture, office equipment and improvements	524	542

	2,103	2,092
Accumulated depreciation	(1,888)	(1,802)

Equipment, net	$215	$290

5. Financing Agreements

The Companies, together with members of the Parent Company and all other subsidiaries of the Parent Company, have guaranteed borrowings and standby letters of credit arranged by the Parent Company under a revolving credit facility with a commercial bank comprised of a primary line of credit that expires on August 31, 2005, and an additional, temporary over-line of credit that has been extended from time to time but was voluntarily terminated by the Parent Company on November 1, 2004. Borrowings under the revolving credit agreements bear interest at the London Interbank Offering Rate plus 1.2%. The Parent Company also pays a fee of twenty basis points (0.2%) per annum on the daily portion of the credit facility that is not used.

Under the terms of the revolving credit facility, the Parent Company is not permitted to declare or pay any cash dividends to its members without prior approval from the commercial bank. The Parent Company is permitted to distribute cash to its members in amounts representing their current, personal income tax liabilities arising from the consolidated operations of the Parent Company and its subsidiaries.

Its members guarantee the Parent Company’s credit facility. The credit facility also requires the Parent Company (on a consolidated basis) to comply with two restrictive covenants: a fixed charge coverage ratio and a leverage ratio.

Williams Industrial Services Group

Notes to Combined Financial Statements

(Dollars in thousands)

For the years ended March 31, effective interest rates, available funds, outstanding borrowings, standby letters of credit and maximum borrowings on the Parent Company’s credit facility were as follows:

	2005	2004	2003
Effective interest rate	2.8%	3.5%	5.0%

Available funds
Primary credit facility	$40,000	$40,000	$40,000
Additional temporary over-line facility	—	5,000	5,000

Total revolving credit facility	40,000	45,000	45,000
Outstanding borrowings under credit facility	(7,723)	(13,382)	(12,391)
Standby letters of credit collateralized by credit facility	(25,188)	(22,963)	(16,717)

Remaining unused credit facility	$7,089	$8,655	$15,892

Maximum credit facility used during the years ended March 31,	$36,964	$42,737	$36,028

No portion of the Parent Company’s line of credit was specifically established to support the operations of the Companies. The Companies have historically provided more cash to the Parent Company than they have temporarily borrowed from the Parent Company to support cash requirements of their operations. Such net transfers of cash to the Parent Company are reflected as if dividends were paid and charged against the Companies’ capital accounts. Consequently, the accompanying combined statements of income include no interest income from the Parent Company on the net cash provided by the Companies, or interest expense on temporary use of cash provided by the Parent Company. Furthermore, because the accounts of Williams Specialty Services and Williams Plant Services were carved out and included in the combined financial statements of WISG, it is impractical to determine the average daily balance of the net cash advances from, or cash provided to, the Parent Company before January 1, 2004.

Williams Industrial Services Group

Notes to Combined Financial Statements

(Dollars in thousands)

At March 31, 2005, the Parent Company had arranged standby letters of credit in the names of the Companies guaranteeing performance of jobs totaling $1,526, and guaranteeing self-insurance retention liabilities totaling $450. At March 31, 2004, the Parent Company had arranged no standby letters of credit in the names of the Companies.

6. Concentration of Credit Risk

Financial instruments that potentially subject the Companies to significant concentrations of credit risk consist principally of receivables and costs and earnings in excess of billings, net, both of which are unsecured, and relate primarily to contracts for customers doing business in the following industries as of March 31:

	2005	2004
Fossil and hydro power generation	$6,717	$5,742
Nuclear power generation	9,902	7,037
Department of Energy	1,801	2,274
Pulp and paper manufacturing	1,387	1,764
Other customers	873	329
Less allowance for doubtful accounts	(179)	(516)

	$20,501	$16,630

Retainage receivable from customers included in the amounts above	$—	$28

The Companies have certain customers that represent more than ten percent of combined revenues. The revenue for those customers as a percent of combined revenue for the years ended March 31 was as follows:

	2005	2004	2003
Southern Company	36.3%	36.2%	33.7%
Entergy Nuclear	—	9.9%	17.1%
Tennessee Valley Authority	12.5%	19.6%	13.1%
Washington Group International	0.1%	2.7%	10.6%
FPL Energy	16.9%	7.5%	0.4%

Williams Industrial Services Group

Notes to Combined Financial Statements

(Dollars in thousands)

Each of the customers noted above had the following percentage of the combined receivables and costs and earnings in excess of billings as of March 31:

	2005	2004
Southern Company	13.8%	31.7%
Entergy Nuclear	—	1.8%
Tennessee Valley Authority	5.2%	11.0%
Washington Group International	—	1.9%
FPL Energy	17.9%	6.0%

The carrying amounts reported in the combined balance sheets for contracts receivable, costs and estimated earnings in excess of billings, accounts payable, and all accrued liabilities approximate their fair values.

7. Related Party Transactions

Prior to 2005, the Parent Company charged overhead costs to the Companies’ based on their revenue as a portion of the Parent Company’s consolidated revenue without regard to the amount of such costs that the Companies would have actually needed if they operated autonomously and acquired the necessary services from third parties. Beginning in 2005, the Parent Company charged overhead costs to the Companies based upon actual costs for the items that would be necessary to operate the Companies autonomously. These costs were primarily comprised of the payroll and related payroll burden for the employees who were necessary to support the operations of the Companies; the lease of office space and the associated common area maintenance from the building lease that the Companies entered into with a third party effective April 11, 2005; charges for local and long-distance telephone service and high-speed communication lines; the annual cost of software licenses; and certain leases of office equipment that were specifically used by the Companies in 2005.

Williams Industrial Services Group

Notes to Combined Financial Statements

(Dollars in thousands)

Because the Parent Company allocated overhead costs prior to 2005 without regard to the services actually used or the fair value of those services, management has only included in the accompanying combined statements of income for 2004 and 2003 the amounts they believed would have been necessary to operate the Companies autonomously. Management used the actual costs for substantially all overhead expenses in 2005, considering inflation and salary adjustments, as the basis for the estimated amounts of such costs that would have been required for the years ended March 31:

	2005	2004	2003
Management’s determination of categories of selling, general and administrative expenses required from the Parent Company:

Corporate accounting and tax services	$490	$482	$474
Payroll and human resources management	326	316	307
Legal services	311	306	301
Chief operating officer	251	245	239
Safety and risk management services	187	182	178
Information systems’ management and development	177	173	168

Total allocated selling, general and administrative expenses from Parent Company	$1,742	$1,704	$1,667

Selling, general and administrative expenses incurred directly by the Companies	$3,415	$3,706	$3,741
Depreciation expense	38	59	68

Total direct selling, general and administrative expenses	$3,453	$3,765	$3,809

There are no compensating balances or other financial instruments maintained by the Companies or the Parent Company for the benefit of affiliates, officers or members of the limited liability companies. In addition to personal guarantees of the credit facility, the Parent Company’s members have agreed to maintain liquid, personal assets equal to at least sixty-five percent of the total funds committed under the credit facility.

The members of the Parent Company control certain other corporations and partnerships that supply goods and services to the Companies. In the opinion of the Companies’ management, these related-party transactions are conducted under terms which approximate those which could be obtained from unrelated third parties.

Williams Industrial Services Group

Notes to Combined Financial Statements

(Dollars in thousands)

8. Income Taxes

Because of their LLC status, the Companies are not currently income tax paying entities. The following provisions (benefits) for income taxes attributable to the Companies’ continuing operations have been recorded in the accompanying combined statements of income as if they were tax paying entities. Under tax sharing agreements with the Parent Company, the net current expenses has been deemed paid to, and net deferred benefit has been deemed received from, the Parent Company for the years ended March 31:

	2005	2004	2003
Current income tax expense	$4,825	$5,296	$6,690
Deferred income tax expense (benefit)	511	(16)	(126)

	$5,336	$5,280	$6,564

Under the liability method of determining income taxes, the net cumulative deferred tax benefits of the following temporary differences between the carrying amounts of assets and liabilities for financial reporting and the amounts used for income tax purposes have been deemed collected from the Parent Company at March 31:

	2005	2004
Deferred tax assets
Self-insurance liabilities	$1,399	$1,758
Accrued expenses	90	111
Allowance for doubtful accounts	68	196

Deferred tax assets	1,557	2,065

Deferred tax liabilities
Depreciation and amortization	(24)	(21)

Net deferred tax assets deemed collected from the Parent Company under tax sharing agreements	$1,533	$2,044

Williams Industrial Services Group

Notes to Combined Financial Statements

(Dollars in thousands)

The following items comprise the reconciliation of the federal statutory tax rate to the Companies’ effective tax rate for the years ended March 31:

	2005	2004	2003
Statutory federal income tax rate	35%	35%	35%
State income taxes, net of federal tax benefit	4%	5%	4%
Goodwill impairment	—	2%	—
Non-deductible meals and entertainment expenses	1%	1%	1%

	40%	43%	40%

9. Self-Insurance Retention Liabilities

Based on the Companies estimated share of the Parent Company’s self-insurance retention liabilities prior to January 13, 2005, plus the estimate of the liabilities incurred directly by the Companies on claims occurring after that date through March 31, 2005, the Companies have the following liabilities at March 31:

	2005	2004
Gross insurance claims liability	$5,873	$6,065
Insurance claims receivable for excess over self-insured retention amounts covered by insurance policies	(2,190)	(1,439)

Net accrued self-insurance liability	$3,683	$4,626

The gross insurance claims liability is classified in the accompanying combined balance sheets as follows at March 31:

	2005	2004
Accrued insurance claims
Current portion	$2,118	$2,411
Non-current portion	3,755	3,654

	$5,873	$6,065

Williams Industrial Services Group

Notes to Combined Financial Statements

(Dollars in thousands)

The insurance claims receivable is classified in the accompanying combined balance sheets as follows at March 31:

	2005	2004
Insurance claims receivable
Current portion	$593	$210
Non-current portion	1,597	1,229

	$2,190	$1,439

10. Accrued Payroll and Benefits

At March 31 of each year, the Companies have the following accrued payroll and benefits:

	2005	2004
Payroll	$1,475	$1,570
Payroll taxes	1,095	1,434
Employee benefits	4,138	2,391

	$6,708	$5,395

11. Retirement Plan

The Parent Company maintains a defined contribution plan (the “Plan”) covering all employees. The Plan provides for participant-elective deferral contributions, employer matching contributions and discretionary employer contributions. Discretionary contributions, if applicable, are allocated to each participant based upon the participant’s annual pay relative to the pay of all participants. At the direction of the Parent Company, the Companies made the following contributions to the Plan for the years ended March 31:

	2005	2004	2003
Employer’s contribution to plan	$195	$200	$207

Williams Industrial Services Group

Notes to Combined Financial Statements

(Dollars in thousands)

12. Commitments and Contingencies

Litigation

Claims against customers, counter claims from customers against the Companies, and other legal actions involving the Companies arise in the ordinary course of business. Although the outcome of any such legal actions cannot be predicted, in the opinion of management, resolution of any currently pending or threatened actions will not have a material adverse affect upon the combined financial position or results of operations of the Companies. The Companies are not party to any material claims initiated against the Parent Company.

Leases

The Parent Company leases automobiles, trucks, office equipment and real property for use by the Companies under agreements that were noncancellable and expire at various dates. The portion of the Parent Company’s rental expense under all operating leases necessary to operate the Companies autonomously was as follows for the years ended March 31:

	2005	2004	2003
Rent expense, including operating costs for real property lease	$681	$682	$840

Future minimum annual lease payments, including operating costs for the real property lease, under noncancellable operating leases necessary to operate the Companies autonomously at March 31, 2005 are as follows:

Year	Amount
2006	$640
2007	665
2008	603
2009	614
2010	595

$3,117

Williams Industrial Services Group

Notes to Combined Financial Statements

(Dollars in thousands)

Environmental Contingencies

The Companies frequently provide services at customer locations to remove or contain various forms of hazardous materials, primarily asbestos and lead paint. The Companies also perform services at nuclear power plants and other locations, which may require handling of low-level radioactive materials. The Companies adhere to all guidelines promulgated by OSHA or other regulatory authorities for protection of employees and safe handling of such materials. Under the provisions of each contract to perform these services, the customer retains title to all such hazardous materials even if the Companies dispose of the materials for the customer at properly licensed landfills.

The Companies own equipment contaminated with low-level radiation. Such equipment is stored at properly licensed facilities while not in use on projects in radioactive environments. The net book value of such equipment is not significant.

13. Subsequent Event

On November 23, 2004, the Parent Company signed a definitive agreement to sell the Companies (excluding selected assets and liabilities) to Global Power Equipment Group Inc. (“GPEG”), a publicly-held corporation. The Parent Company made the normal and customary representations and warranties about the Companies and agreed to accept $65,000 in cash, subject to certain customary adjustments, plus up to $900 of additional consideration based on the Companies’ actual operating results for the year ending December 31, 2005. On April 11, 2005, the Parent Company completed the sale of the Companies to GPEG.

Unaudited Pro Forma Condensed Combined Financial Statements – Introductory Paragraph

The following unaudited pro forma condensed combined financial statements are based on our historical consolidated financial statements as of and for the three months ended March 31, 2005 and for the year ended December 31, 2004, and the historical combined financial statements of WISG, which we acquired on April 11, 2005, as of and for the year ended March 31, 2005 and for the three months ended March 31, 2004. Since WISG’s fiscal year ends on March 31, and the Company’s ends on December 31, the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2004 presents WISG’s results for the year ended December 31, 2004 to be comparable. The unaudited pro forma condensed combined financial statements should be read in conjunction with our audited consolidated financial statements and related notes for the year ended December 31, 2004, our unaudited condensed consolidated financial statements and related notes as of and for the three months ended March 31, 2005, and the audited combined financial statements and related notes of WISG as of and for the year ended March 31, 2005 and for the year ended March 31, 2004.

The unaudited pro forma condensed combined statements of operations give effect to the WISG acquisition as if it had occurred on January 1, 2004. The unaudited pro forma condensed combined balance sheet gives effect to the WISG acquisition as if it had occurred on March 31, 2005. The acquisition of WISG has been accounted for as a purchase in conformity with Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations.” The total cost of the acquisition has been allocated to the preliminary estimates of assets acquired and liabilities assumed based on their respective estimated fair values as of April 11, 2005. The excess of the purchase price over the preliminary fair values of the net assets acquired has been allocated to goodwill. The preliminary allocation of the purchase price is subject to adjustment until it is finalized, which is expected to occur no later than March 31, 2006, at which time any additional contingent consideration under the purchase agreement should be known. Accordingly, the final purchase price allocation and the resulting effect on income from operations may differ from the pro forma amounts included in this Form 8-K. The unaudited pro forma condensed combined financial statements do not give effect to the final working capital purchase price adjustment provided for in the purchase agreement, the amount of which is expected to be finalized by August 31, 2005.

The unaudited pro forma condensed combined financial statements reflect pro forma adjustments that are described in the accompanying notes and are based on available information and certain assumptions our management believes are reasonable, but are subject to change. We have made, in the opinion of our management, all adjustments that are necessary to present fairly the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined financial statements do not purport to represent what our results of operations actually would have been had the acquisition and related transactions occurred on the dates indicated or to project our results of operations for any future period.

GLOBAL POWER EQUIPMENT GROUP INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

MARCH 31, 2005

(in thousands, except shares and per share amounts)

	Global Power Equipment Group Inc.	WISG	Pro Forma Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$24,682	$—	$(2,328	)(a)	$22,354
Restricted cash	16,720	—	(7,650	)(a)	9,070
Accounts receivable, net of allowance	37,693	17,993	—		55,686
Inventories	11,102	—	—		11,102
Costs and estimated earnings in excess of billings	61,303	3,673	—		64,976
Deferred income taxes	10,189	—	90	(b)	10,279
Other current assets	17,459	1,293	(593	)(b)	18,159

Total current assets	179,148	22,959	(10,481)		191,626

Property, plant and equipment, net	22,409	215	—		22,624
Deferred income taxes	52,237	—	—		52,237
Goodwill	45,000	—	36,471	(b)	81,471
Intangible assets	4,658	—	23,400	(b)	28,058
Restricted cash	58,000	—	(58,000	)(a)	—
Other assets	8,269	1,597	(1,597	)(b)	6,835
			(1,434	)(a)

Total assets	$369,721	$24,771	$(11,641)		$382,851

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$18,054	$—	$—		$18,054
Accounts payable	28,130	2,393	—		30,523
Accrued compensation and employee benefits	4,572	8,826	(2,118	)(b)	11,280
Accrued warranty	9,954	—	—		9,954
Billings in excess of costs and estimated earnings	55,266	1,165	—		56,431
Other current liabilities	7,967	2,864	—		10,831

Total current liabilities	123,943	15,248	(2,118)		137,073

Other long-term liabilities	4,102	3,755	(3,755	)(b)	4,102
Long-term debt, net of current maturities	77,500	—	—		77,500
Minority interest	1,639	—	—		1,639
Stockholders’ equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized, no shares issued or outstanding	—	—	—		—
Common stock, $0.01 par value, 100,000,000 shares authorized, 46,918,235 shares issued and outstanding	469	—	—		469
Member's capital	—	5,768	(5,768	)(b)	—
Paid-in capital deficit	(17,034)	—	—		(17,034)
Deferred compensation	(77)	—	—		(77)
Accumulated comprehensive income	3,104	—	—		3,104
Retained earnings	176,075	—	—		176,075

Total stockholders’ equity	162,537	5,768	(5,768)		162,537

Total liabilities and stockholders' equity	$369,721	$24,771	$(11,641)		$382,851

The accompanying notes are an integral part of the

unaudited pro forma condensed combined financial statements.

GLOBAL POWER EQUIPMENT GROUP INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2004

(in thousands, except per share amounts)

	Global Power Equipment Group Inc.	WISG	Pro Forma Adjustments		Pro Forma
Product revenues	$233,692	$—	$—		$233,692
Service revenues	—	137,306	—		137,306

Total revenues	233,692	137,306	—		370,998
Cost of product revenues	194,435	—	—		194,435
Cost of service revenues	—	119,813	—		119,813

Gross profit	39,257	17,493	—		56,750
Selling and administrative expenses	39,162	5,048	2,100	(c)	46,310

Operating income	95	12,445	(2,100)		10,440
Interest expense	1,281	—	3,092	(d)(e)	4,373

Income (loss) before income taxes and minority interest	(1,186)	12,445	(5,192)		6,067
Income tax provision/(benefit)	(451)	4,993	(2,097	)(f)	2,445

Income (loss) before minority interest	(735)	7,452	(3,095)		3,622
Minority interest	(30)	—	—		(30)

Net income (loss) available to common stockholders	$(705)	$7,452	$(3,095)		$3,652

Earnings per weighted average common share (Note 3):
Basic:
Net income (loss) available to common stockholders	$(0.02)				$0.08

Weighted average number of shares of common stock outstanding-basic	46,195				46,195

Diluted:
Net income (loss) available to common stockholders	$(0.02)				$0.08

Weighted average number of shares of common stock outstanding-diluted	46,195				46,921

The accompanying notes are an integral part of the

unaudited pro forma condensed combined financial statements.

GLOBAL POWER EQUIPMENT GROUP INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2005

(in thousands, except per share amounts)

	Global Power Equipment Group Inc.	WISG	Pro Forma Adjustments		Pro Forma
Product revenues	$67,387	$—	$—		$67,387
Service revenues	—	45,804	—		45,804

Total revenues	67,387	45,804	—		113,191
Cost of product revenues	57,606	—	—		57,606
Cost of service revenues	—	39,426	—		39,426

Gross profit	9,781	6,378	—		16,159
Selling and administrative expenses	8,916	1,368	440	(c)	10,724

Operating income	865	5,010	(440)		5,435
Interest expense	896	—	(352	)(e)	544

Income (loss) before income taxes and minority interest	(31)	5,010	(88)		4,891
Income tax provision/(benefit)	(11)	2,010	(84	)(f)	1,915

Income (loss) before minority interest	(20)	3,000	(4)		2,976
Minority interest	10	—	—		10

Net income (loss) available to common stockholders	$(30)	$3,000	$(4)		$2,966

Earnings per weighted average common share (Note 3):
Basic:
Net income (loss) available to common stockholders	$—				$0.06

Weighted average number of shares of common stock outstanding-basic	46,813				46,813

Diluted:
Net income (loss) available to common stockholders	$—				$0.06

Weighted average number of shares of common stock outstanding-diluted	46,813				47,312

The accompanying notes are an integral part of the

unaudited pro forma condensed combined financial statements.

GLOBAL POWER EQUIPMENT GROUP INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL STATEMENTS

1. THE ACQUISITION

On April 11, 2005, Global Power Equipment Group Inc. and Subsidiaries (the Company or GPEG) completed the purchase of all of the outstanding limited liability company interests of Williams Specialty Services, LLC, Williams Plant Services, LLC and Williams Industrial Services, LLC, all Georgia limited liability companies collectively referred to as Williams Industrial Services Group, or “WISG.”

The purchase price consisted of an “Equity Purchase Price” of $65.0 million, subject to a working capital adjustment, and a “Deferred Purchase Price.” Of the total Equity Purchase Price, including a preliminary working capital adjustment of $3.0 million, $61.0 million was paid in cash to the seller at closing, $6.5 million was deposited by the Company with an escrow agent as an “Indemnity Escrow Amount” to be held and released pursuant to the terms and provisions of the purchase agreement for WISG and an escrow agreement entered into at closing, and an additional $0.5 million was placed into escrow to be released upon a final determination of the Equity Purchase Price. Payment of the Deferred Purchase Price is contingent on the attainment by WISG of certain gross profit targets for 2005. The Deferred Purchase Price to the seller will range from zero to $0.9 million and will be payable by the Company in cash in 2006. In addition, the Company entered into award agreements with several members of WISG management whereas the Company will pay up to $2.1 million in restricted stock granted under the Company’s 2004 Incentive Stock Plan to the employees based upon attainment of the same gross profit targets noted above. Restricted stock issued to employees under these agreements will be recorded as compensation expense over the vesting period. Any restricted stock forfeited by the WISG employees during the earnout period will be payable to the seller of WISG in the form of cash in accordance with the purchase agreement. In addition, approximately $1.4 million of direct transaction costs have been incurred for the acquisition. The Company used the proceeds from the issuance of the convertible senior subordinated notes and cash on hand to fund the purchase of WISG.

The final purchase price will be determined based upon a final working capital adjustment and the Deferred Purchase Price of up to $0.9 million which are expected to be determined no later than August 31, 2005 and March 31, 2006, respectively. The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition (in thousands), subject to the final purchase price adjustments as noted above:

Current assets	$21,555
Property, plant and equipment	215
Goodwill	35,007
Intangible assets	23,400

Total assets acquired	80,177

Total current liabilities assumed	(10,765)

Net assets acquired	$69,412

GLOBAL POWER EQUIPMENT GROUP INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL STATEMENTS

2. PRO FORMA ADJUSTMENTS

The accompanying unaudited Pro Forma Condensed Combined Financial Statements include the following adjustments:

(a)	To record the cash and restricted cash paid for the acquisition under the terms of the purchase agreement and reclassify approximately $1.4 million of direct acquisition costs incurred by the Company from other assets.

(b)	To record the fair value of assets acquired, eliminate certain assets and liabilities of WISG which were retained by the seller of WISG and eliminate the historical member’s capital of WISG. The resulting goodwill on a pro forma basis as of March 31, 2005 is approximately $1,464,000 higher than the estimated amount on the date of acquisition, due to lower working capital of this same amount.

(c)	To record the amortization expense related to certain identifiable intangible assets (backlog and customer relationships) recorded on a straight-line basis over their estimated useful lives of one year and five years, respectively.

(d)	To record additional interest expense related to the $69 million of convertible senior subordinated notes that were issued to finance the acquisition. Assuming the acquisition occurred on January 1, 2004, approximately $2,909,000 of additional interest expense, including amortization of debt issuance costs, would have been incurred for the year ended December 31, 2004.

(e)	To eliminate the interest income earned on $65,650,000 of the proceeds from the convertible senior subordinated notes which was recorded as restricted cash prior to using the cash to fund the acquisition.

(f)	To adjust income tax expense for the change in income before income taxes due to the pro forma adjustments and to adjust the overall combined statutory tax rate for each period based upon the total level of income before income taxes.

GLOBAL POWER EQUIPMENT GROUP INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL STATEMENTS

3. EARNINGS PER SHARE

Basic and diluted earnings per common share are calculated as follows (in thousands, except share and per share data):

	Year Ended December 31, 2004	Three Months Ended March 31, 2005
Basic earnings per common share:
Numerator:
Net income	$3,652	$2,966

Denominator:
Weighted average shares outstanding	46,195,357	46,813,119

Basic earnings per common share	$0.08	$0.06

Diluted earnings per common share:
Numerator:
Net income	$3,652	$2,966

Denominator:
Weighted average shares outstanding	46,195,357	46,813,119
Dilutive effect of options to purchase common stock *	725,476	499,104

Weighted average shares outstanding assuming dilution	46,920,833	47,312,223

Diluted earnings per common share	$0.08	$0.06

*	There were 1,169,500 and 409,500 of anti-dilutive stock options excluded from this calculation for the year ended December 31, 2004 and the three months ended March 31, 2005, respectively. The Company must also include the impact of the conversion of the convertible notes (issued in November 2004) in its earnings per share calculation, unless the effect would be anti-dilutive. As of December 31, 2004 and March 31, 2005, the $69.0 million of convertible notes are convertible into 6,503,299 common shares. The Company did not present the dilutive effect of the convertible shares for the year ended December 31, 2004 and the three months ended March 31, 2005, as the effect would have been anti-dilutive.

Exhibit Index

The following documents are included as exhibits to this Form 8-K. Those exhibits below incorporated by reference herein are indicated as such by the information supplied in the parenthetical thereafter. If no parenthetical appears after an exhibit, such exhibit is filed herewith.

Exhibit Number	Description
2.1	Purchase Agreement dated November 23, 2004, between the Company and Williams Group International LLC (filed as Exhibit 2 to the Company’s Current Report on Form 8-K dated November 23, 2004).

2.2	Amendment to Purchase Agreement dated April 11, 2005, among the Company, Williams Industrial Services Group, L.L.C. and Williams Group International LLC (filed as Exhibit 2.2 to the Company’s Current Report on Form 8-K dated April 15, 2005).

23.1	Consent of Independent Registered Public Accounting Firm.